SUBLICENSE AGREEMENT
                    FIRST TRUST DB STRATEGIC VALUE INDEX FUND

         This Sublicense Agreement (the "Sublicense Agreement"), dated as of July 11, 2006, is made by and among First Trust DB Strategic Value Index Fund (the "Sublicensee"), Deutsche Bank AG, acting through its London Branch ("Licensor"), and First Trust Advisors L.P. ("Licensee" or "Sublicensor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain License Agreement, dated June 30, 2006, by and between Licensor and Licensee ("License Agreement"), Licensor has granted Licensee a license to use certain copyright, trademark, proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the "Index" and the "Deutsche Bank Marks") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Licensee Product");

                  WHEREAS, Sublicensee wishes to issue and sell the Licensee Product and to use and refer to the Index and the Deutsche Bank Marks in connection therewith; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. License. Sublicensor hereby grants to Sublicensee a revocable, limited, royalty-free, non-exclusive and non-transferable sublicense to use the Index and the Deutsche Bank Marks in connection with the issuance or selling of the Licensee Product.

                  2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement, including schedules A, B and C, and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 8 insofar).

                  3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

                  4. This Sublicense Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum.

                  IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

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                         FIRST TRUST DB STRATEGIC VALUE INDEX FUND

                         By: /s/ James A. Bowen
                             ------------------------------------
                         Title: President
                                ---------------------------------
                         Date:  July 11, 2006
                                ---------------------------------



                         FIRST TRUST ADVISORS L.P.

                         By: /s/ James A. Bowen
                             ------------------------------------
                         Title: President
                                ---------------------------------
                         Date:  July 11, 2006
                                ---------------------------------



                         DEUTSCHE BANK AG LONDON

                         By: /s/ Greg Morris
                             ------------------------------------
                         Title: Head of GME Structuring, Americas
                                ---------------------------------
                         Date:  July 11, 2006
                                ---------------------------------



                         DEUTSCHE BANK AG

                          By:   /s/ Rafael Moral        /s/ Bernd Amlung
                                ----------------------------------------------
                         Title: Director                Managing Director
                                ---------------------------------------------
                         Date:  July 11, 2006           July 11, 2006
                                ---------------------------------------------



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